                                                                    EXHIBIT 99.1


[HCA LOGO]                                                                  NEWS
--------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                         MEDIA CONTACT:
Mark Kimbrough                                            Jeff Prescott
615-344-2688                                              615-344-5708

       HCA REPORTS SECOND QUARTER 2005 RESULTS OF $0.90 PER DILUTED SHARE

Nashville, Tenn., July 27, 2005 - HCA (NYSE: HCA) today announced results for its second quarter ended June 30, 2005. Net income for the second quarter of 2005 was $405 million, or $0.90 per diluted share, compared to $352 million, or $0.72 per diluted share, in the previous year's second quarter. The Company's results for the second quarter include the following:

         - favorable tax settlement related to the Company's divestiture of certain non-core business units in 1998 and 2001 of $48 million, or $0.11 per diluted share;
         - recognition of a previously deferred gain on the Company's sale of certain medical office buildings (the MedCap properties) of $29 million pretax, or $0.04 per diluted share; and
         - additional depreciation expense of $30 million, or $0.04 per diluted share, to correct accumulated depreciation and assure a consistent application of the Company's accounting policy relative to certain short-lived medical equipment.

Also, the Company recognized a reduction in its estimated professional liability insurance reserves of $36 million pretax, or $0.05 per diluted share, during the second quarter of 2005. Results for the second quarter of 2004 included a reduction in estimated professional liability reserves of $59 million pretax, or $0.07 per diluted share. The adjustments to insurance reserves reduce "other operating expenses" in the Company's consolidated income statement.

Same facility admissions in the second quarter of 2005 decreased 0.3 percent and same facility equivalent admissions, which take into account outpatient volume, increased 1.2 percent compared to the second quarter of 2004.

Same facility revenues rose 4.3 percent to $6.0 billion in the second quarter of 2005 and same facility revenue per equivalent admission increased 3.1 percent compared to the prior year's second quarter. Adjusting for discounts provided to uninsured patients of $183 million, same facility revenues increased 7.5 percent and same facility revenue per equivalent admission increased 6.2 percent in the second quarter of 2005 compared to the second quarter of 2004. The Company also provided $275 million in charity care in the second quarter of 2005 compared to $232 million in last year's second quarter.

"Although the second quarter of 2005 results include the previously mentioned items that affected several lines of our income statement, I believe the results reflect a solid quarter with soft inpatient volume in some markets, exceptional expense management, reasonable pricing growth and a slight increase in bad debt expense," stated Jack O. Bovender, HCA's Chairman and CEO.

The provision for doubtful accounts in the second quarter of 2005 was $541 million, or 8.9 percent of revenues, compared to $661 million, or 11.3 percent of revenues, in the second quarter of 2004. Adjusting for the effect of the uninsured discounts provided to the uninsured during the quarter, the provision for doubtful accounts for the second quarter of 2005 would be $725 million, or
11.6 percent of revenues. The Company's uninsured discount policy lowers revenues and the provision for doubtful accounts by generally corresponding amounts. Uninsured patient admissions increased 5.1 percent in the second quarter of 2005 compared to the prior year period.

Same facility emergency room visits increased 3.4 percent in the second quarter of 2005, compared to the same period of 2004. The same facility outpatient surgeries increase of 1.2 percent was comprised of hospital based outpatient surgical procedures which increased 1.0 percent and free-standing outpatient surgical procedures which increased 1.7 percent, on a same facility basis.

Revenues for the six months ended June 30, 2005 were $12.3 billion compared to $11.8 billion in the same period of 2004. Net income totaled $819 million, or $1.84 per diluted share, for the six months ended June 30, 2005 compared to $697 million, or $1.41 per diluted share, for the six months ended June 30, 2004.

CASH FLOW AND BALANCE SHEET

HCA's cash flow from operations increased 11.9 percent to $763 million in the second quarter of 2005 compared to $682 million in the second quarter of 2004.

As of June 30, 2005, the Company's balance sheet reflected total debt of $9.4 billion, stockholders' equity (including common and minority equity) of $6.9 billion and total assets of $21.7 billion. HCA's ratio of debt to debt plus common and minority equity was 57.5 percent at June 30, 2005, compared to 61.7 percent at March 31, 2005 and 66.9 percent at December 31, 2004.

The Company had 452.0 million common shares outstanding at June 30, 2005, compared to 441.2 million shares at March 31, 2005 and 422.6 million shares at December 31, 2004.

STATUS OF ASSET SALES

A definitive agreement was signed with LifePoint Hospitals, Inc. for their purchase of five hospitals located in Virginia and West Virginia for $285 million, plus other adjustments and working capital valued at approximately $45 million at March 31, 2005. A definitive agreement was also signed with Capella Healthcare, a newly formed company headed by former executives of Province Healthcare, for their purchase of five hospitals located in Tennessee, Oklahoma, Louisiana and Washington for approximately $260 million, inclusive of working capital. The divestitures are subject to customary regulatory approvals and are expected to be completed in the fourth quarter of 2005.

EARNINGS GUIDANCE FOR 2005

With today's announcement, the Company is reaffirming its earnings guidance for 2005 of $3.05 to $3.20 per diluted share, excluding gains on sales of assets, impairments and tax settlements.

FACILITIES AT QUARTER END

At June 30, 2005, the Company operated 190 hospitals and 92 freestanding surgery centers (including seven hospitals and eight freestanding surgery centers operated through equity method joint ventures) located in 23 states, London, England and Geneva, Switzerland compared to 190 hospitals and 91 freestanding surgery centers (including seven hospitals and nine freestanding surgery centers operated through equity method joint ventures) at June 30, 2004.

EARNINGS CONFERENCE CALL

HCA will host a conference call for investors to discuss second quarter results at 8:30 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and through the next year. The webcast can be accessed via the following link: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=63489&event
ID=1098761 or on the Investor Relations page at www.hcahealthcare.com.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements regarding our estimated results of operations for future periods and all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (i) increases in the amount and risk of collectability of uninsured accounts and deductibles and co-pay amounts for insured accounts, (ii) the ability to achieve operating and financial targets, achieve expected levels of patient volumes and control the costs of providing services, (iii) the highly competitive nature of the health care business, (iv) the efforts of insurers, health care providers and others to contain health care costs, (v) possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers, (vi) the ability to attract and retain qualified management and other personnel, including affiliated physicians, nurses and medical support personnel, (vii) potential liabilities and other claims that may be asserted against the Company,
(viii) fluctuations in the market value of the Company's common stock, (ix) the impact of the Company's charity care and uninsured discounting policy changes,
(x) changes in accounting practices, (xi) changes in general economic conditions, (xii) the ability to consummate the divestitures of the ten hospitals on the terms set forth in the definitive agreements (xiii) future divestitures which may result in charges, (xiv) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xv) the availability and terms of capital to fund the expansion of the Company's business, (xvi) changes in business strategy or development plans, (xvii) delays in receiving payments for services provided, (xviii) the possible enactment of Federal or state health care reform, (xix) the outcome of pending and any future tax audits, appeals and litigation associated with the Company's tax positions, (xx) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xxi) changes in Federal, state or local regulations affecting the health care industry, (xxii) the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, (xxiii) maintaining the increased quarterly cash dividend rate for the entire fiscal year, and (xxiv) other risk factors detailed in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                                 SECOND QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                          2005                      2004
                                                                ----------------------      ---------------------
                                                                AMOUNT           RATIO       Amount       Ratio
                                                                ------           -----       ------       -----
Revenues ................................................     $   6,070         100.0%    $   5,833        100.0%

Salaries and benefits ...................................         2,463          40.6         2,334         40.0
Supplies ................................................         1,042          17.2           967         16.6
Other operating expenses ................................           981          16.2           891         15.3
Provision for doubtful accounts .........................           541           8.9           661         11.3
Gains on investments ....................................           (22)         (0.4)          (18)        (0.3)
Equity in earnings of affiliates ........................           (53)         (0.9)          (53)        (0.9)
Depreciation and amortization ...........................           364           6.0           315          5.4
Interest expense ........................................           165           2.7           136          2.3
Gains on sales of facilities ............................           (29)         (0.5)           --          --
                                                               -----------------------     ---------------------

                                                                  5,452          89.8         5,233         89.7
                                                               ----------------------      ---------------------

Income before minority interests and income taxes .......           618          10.2           600         10.3

Minority interests in earnings of consolidated entities .            49           0.8            35          0.6
                                                                ---------------------      ---------------------

Income before income taxes ..............................           569           9.4           565          9.7

Provision for income taxes ..............................           164           2.7           213          3.7
                                                              ------------------------    ----------------------

     Net income .........................................     $     405           6.7     $     352          6.0
                                                              =======================     ======================
Diluted earnings per share ..............................     $    0.90                   $    0.72

Shares used in computing diluted earnings per share (000)       451,731                     490,261



                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2005                       2004
                                                             -------------------------    ----------------------
                                                               AMOUNT            RATIO     Amount         Ratio
                                                               ------            -----    ------          -----
Revenues ................................................    $  12,252          100.0%   $  11,770        100.0%

Salaries and benefits ...................................        4,906           40.0        4,667         39.7
Supplies ................................................        2,093           17.1        1,947         16.5
Other operating expenses ................................        1,953           15.9        1,842         15.6
Provision for doubtful accounts .........................        1,115            9.1        1,355         11.5
Gains on investments ....................................          (31)          (0.2)         (28)        (0.2)
Equity in earnings of affiliates ........................         (106)          (0.9)         (99)        (0.8)
Depreciation and amortization ...........................          701            5.7          618          5.2
Interest expense ........................................          329            2.7          271          2.3
Gains on sales of facilities ............................          (29)          (0.2)          --           --
                                                             -------------------------    ----------------------

                                                                10,931           89.2       10,573         89.8
                                                             -------------------------    ----------------------

Income before minority interests and income taxes .......        1,321           10.8        1,197         10.2

Minority interests in earnings of consolidated entities .           89            0.7           73          0.7
                                                             -------------------------    ----------------------

Income before income taxes ..............................        1,232           10.1        1,124          9.5

Provision for income taxes ..............................          413            3.4          427          3.6
                                                             -------------------------    ----------------------

     Net income .........................................    $     819            6.7    $     697          5.9
                                                            ==========================    =======================

Diluted earnings per share ..............................    $    1.84                   $    1.41

Shares used in computing diluted earnings per share (000)      443,739                     493,941

                                    HCA INC.
                     SUPPLEMENTAL OPERATING RESULTS SUMMARY
                (Dollars in millions, except per share amounts)




                                                                                                             FOR THE SIX MONTHS
                                                                                     SECOND QUARTER          ENDED JUNE 30, 2005
                                                                                -----------------------    ----------------------
                                                                                    2005         2004        2005           2004
                                                                                    ----         ----        ----           ----

Revenues ...................................................................    $   6,070     $   5,833    $  12,252     $  11,770

Net income .................................................................    $     405     $     352    $     819     $     697
  Gains on sales of facilities (net of tax) ................................          (18)         --            (18)         --
  Tax settlement ...........................................................          (48)         --            (48)         --
                                                                                ---------     ---------    ---------     ---------
Net income, excluding gains on sales of facilities and tax settlement(a) ...          339           352          753           697
  Depreciation and amortization ............................................          364           315          701           618
  Interest expense .........................................................          165           136          329           271
  Minority interests in earnings of consolidated entities ..................           49            35           89            73
  Provision for income taxes ...............................................          201           213          450           427
                                                                                ---------     ---------    ---------     ---------

  Adjusted EBITDA(a) .......................................................    $   1,118     $   1,051    $   2,322     $   2,086
                                                                                =========     =========    =========     =========

Diluted earnings per share:
  Net income ...............................................................    $    0.90     $    0.72    $    1.84     $    1.41
  Gains on sales of facilities .............................................        (0.04)         --          (0.04)         --
  Tax settlement ...........................................................        (0.11)         --          (0.11)         --
                                                                                ---------     ---------    ---------     ---------
     Net income, excluding gains on sales of facilities and tax settlement(a)   $    0.75     $    0.72    $    1.69     $    1.41
                                                                                =========     =========    =========     =========
 Shares used in computing diluted earnings per share (000)...................     451,731       490,261      443,739       493,941

----------------------------

 (a) Net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA are non-GAAP financial measures. The Company believes that net income excluding, gains on sales of facilities and tax settlement and adjusted EBITDA are important measures that supplement discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management. HCA's management relies upon net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

         Management and investors review both the Company's overall performance (including net income, excluding gains on sales of facilities and tax settlement, GAAP net income and GAAP EPS) and operating performance of the Company's health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare the Company's current operating results with the corresponding periods during the previous year and to compare the Company's operating results with other companies in the health care industry. The Company recorded gains on sales of facilities and a tax settlement during the second quarter of 2005. It is reasonable to expect that gains on sales of facilities and tax settlements will occur in future periods, but the amounts recognized for these items can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of the Company's health care facilities and complicate quarterly comparisons of the Company's results of operations and operations comparisons with other health care companies.

         Net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are susceptible to varying calculations, net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                               SECOND QUARTER 2005
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)




                                                  REPORTED       UNINSURED         NON-GAAP           GAAP %             NON-GAAP %
                                                    GAAP         DISCOUNTS         ADJUSTED             OF               ADJUSTED
                                                  AMOUNTS      ADJUSTMENT(a)      AMOUNTS(b)         REVENUES            REVENUES
                                                ----------    --------------     -----------     -----------------      -----------
                                                                                                  2005        2004         2005
                                                                                                  -----      -----         ----
      REPORTED:
      Revenues ............................     $   6,070        $  184           $   6,254       100.0%     100.0%        100.0%

      Salaries and benefits ...............         2,463            --               2,463        40.6%      40.0%         39.4%
      Supplies ............................         1,042            --               1,042        17.2%      16.6%         16.7%
      Other operating expenses ............           981            --                 981        16.2%      15.3%         15.5%
      Provision for doubtful accounts .....           541           184                 725         8.9%      11.3%         11.6%

      Admissions ..........................       407,600                           407,600
      Equivalent admissions ...............       619,700                           619,700
      Revenue per equivalent admission ....     $   9,795                         $  10,092
      % change from prior year ............           2.6%                              5.7%

      SAME FACILTY:
      Revenues ............................     $   6,010        $  183           $   6,193
      Admissions ..........................       406,300                           406,300
      Equivalent admissions ...............       613,900                           613,900
      Revenue per equivalent admission ....     $   9,790                         $  10,087
      % change from prior year ............           3.1%                              6.2%



(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, HCA modified its policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy HCA first attempts to qualify uninsured patients for Medicaid, other Federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). The Company believes that these non-GAAP financial measures are useful to investors to provide disclosures of its results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. The Company believes this supplemental information provides it and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating the Company's overall financial performance.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                         SIX MONTHS ENDED JUNE 30, 2005
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)


                                                 REPORTED       UNINSURED         NON-GAAP                GAAP %          NON-GAAP %
                                                   GAAP         DISCOUNTS         ADJUSTED                  OF             ADJUSTED
                                                 AMOUNTS      ADJUSTMENT(a)      AMOUNTS(b)              REVENUES          REVENUES
                                               ------------   -------------     ------------         ------------------   ----------
                                                                                                      2005       2004        2005
                                                                                                     -------    -------     -------
     REPORTED:
     Revenues ..............................   $     12,252   $           293   $     12,545           100.0%     100.0%     100.0%

     Salaries and benefits .................          4,906                --          4,906            40.0%      39.7%      39.1%
     Supplies ..............................          2,093                --          2,093            17.1%      16.5%      16.7%
     Other operating expenses ..............          1,953                --          1,953            15.9%      15.6%      15.5%
     Provision for doubtful accounts .......          1,115               293          1,408             9.1%      11.5%      11.2%

     Admissions.............................        840,200                          840,200
     Equivalent admissions .................      1,256,100                        1,256,100
     Revenue per equivalent admission ......   $      9,754                     $      9,987
     % change from prior year ..............            2.4%                             4.9%

     SAME FACILITY:
     Revenues ..............................   $     12,143   $           291   $     12,434
     Admissions ............................        837,500                          837,500
     Equivalent admissions .................      1,248,800                        1,248,800
     Revenue per equivalent admission ......   $      9,724                     $      9,957
     % change from prior year ..............            2.7%                             5.2%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, HCA modified its policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy HCA first attempts to qualify uninsured patients for Medicaid, other Federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). The Company believes that these non-GAAP financial measures are useful to investors to provide disclosures of its results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. The Company believes this supplemental information provides it and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating the Company's overall financial performance.

                                    HCA INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                      JUNE 30,          March 31,         December 31,
                                                                        2005               2005               2004
                                                                    ------------       ------------       ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents ...................................     $        463       $        144       $        129
  Accounts receivable, less allowance for
    doubtful accounts .........................................            3,214              3,254              3,083
  Inventories .................................................              580                577                577
  Deferred income taxes .......................................              464                458                467
  Other .......................................................              370                484                427
                                                                    ------------       ------------       ------------
                                                                           5,091              4,917              4,683

Property and equipment, at cost ...............................           20,344             20,216             19,970
Accumulated depreciation ......................................           (9,160)            (8,888)            (8,574)
                                                                    ------------       ------------       ------------
                                                                          11,184             11,328             11,396

Investments of insurance subsidiary ...........................            1,997              1,953              2,047
Investments in and advances to affiliates .....................              556                611                486
Goodwill ......................................................            2,622              2,579              2,540
Deferred loan costs ...........................................               92                 96                 99
Other .........................................................              176                205                214
                                                                    ------------       ------------       ------------

                                                                    $     21,718       $     21,689       $     21,465
                                                                    ============       ============       ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ............................................     $        832       $        842       $        855
  Accrued salaries ............................................              578                581                579
  Other accrued expenses ......................................            1,255              1,298              1,254
  Long-term debt due within one year ..........................              560                486                486
                                                                    ------------       ------------       ------------
                                                                           3,225              3,207              3,174

Long-term debt ................................................            8,800              9,372             10,044
Professional liability risks ..................................            1,303              1,326              1,283
Deferred taxes and other liabilities ..........................            1,472              1,664              1,748
Minority interests in equity of consolidated entities .........              801                789                809

Stockholders' equity ..........................................            6,117              5,331              4,407
                                                                    ------------       ------------       ------------

                                                                    $     21,718       $     21,689       $     21,465
                                                                    ============       ============       ============


Current ratio .................................................             1.58               1.53               1.48
Ratio of debt to debt plus common and minority equity .........             57.5%              61.7%              66.9%
Shares outstanding (thousands) ................................          451,963            441,167            422,642

                                    HCA INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                              (DOLLARS IN MILLIONS)


                                                                                                     2005              2004
                                                                                                 ------------      ------------

Cash flows from operating activities:
     Net income ............................................................................     $        819      $        697
     Adjustments to reconcile net income to net cash provided by operating activities:
        Provision for doubtful accounts ....................................................            1,115             1,355
        Depreciation and amortization ......................................................              701               618
        Income taxes .......................................................................              222               254
        Change in operating assets and liabilities .........................................           (1,341)           (1,533)
        Other ..............................................................................               70                63
                                                                                                 ------------      ------------

             Net cash provided by operating activities .....................................            1,586             1,454
                                                                                                 ------------      ------------

Cash flows from investing activities:
     Purchase of property and equipment ....................................................             (625)             (787)
     Acquisition of hospitals and health care entities .....................................              (84)              (30)
     Disposal of hospitals and health care entities ........................................               36                28
     Change in investments .................................................................             (110)              (71)
     Other .................................................................................               25                 1
                                                                                                 ------------      ------------

             Net cash used in investing activities .........................................             (758)             (859)
                                                                                                 ------------      ------------

Cash flows from financing activities:
     Issuance of long-term debt ............................................................               --               501
     Net change in revolving bank credit facility ..........................................             (700)             (160)
     Repayment of long-term debt ...........................................................             (480)             (383)
     Repurchase of common stock ............................................................               --              (592)
     Issuance of common stock ..............................................................              922               127
     Payment of cash dividends .............................................................             (123)              (72)
     Other .................................................................................             (113)              (11)
                                                                                                 ------------      ------------

             Net cash used in financing activities .........................................             (494)             (590)
                                                                                                 ------------      ------------

Change in cash and cash equivalents ........................................................              334                 5
Cash and cash equivalents at beginning of period ...........................................              129               115
                                                                                                 ------------      ------------

Cash and cash equivalents at end of period .................................................     $        463      $        120
                                                                                                 ============      ============

Interest payments ..........................................................................     $        308      $        258
Income tax payments, net of refunds ........................................................     $        191      $        173

                                    HCA INC.
                              OPERATING STATISTICS


                                                                                                     FOR THE SIX MONTHS
                                                                    SECOND QUARTER                     ENDED JUNE 30,
                                                            ------------------------------      ------------------------------
                                                                2005              2004              2005              2004
                                                            ------------      ------------      ------------      ------------

CONSOLIDATED HOSPITALS:

         Number of Hospitals ..........................              183               183               183               183
         Weighted Average Licensed Beds ...............           41,948            41,962            41,903            41,948
         Licensed Beds at End of Period ...............           42,013            41,930            42,013            41,930

     REPORTED:
         Admissions ...................................          407,600           410,500           840,200           840,800
               % Change ...............................             -0.7%                               -0.1%
         Equivalent Admissions ........................          619,700           610,800         1,256,100         1,236,000
               % Change ...............................              1.5%                                1.6%
         Revenue per Equivalent Admission .............     $      9,795      $      9,550      $      9,754      $      9,523
               % Change ...............................              2.6%                                2.4%
         Inpatient Revenue per Admission ..............     $      9,163      $      8,807      $      9,115      $      8,748
               % Change ...............................              4.0%                                4.2%

         Patient Days .................................        2,009,100         2,033,400         4,168,300         4,207,000
         Equivalent Patient Days ......................        3,055,400         3,026,100         6,231,600         6,184,300

         Inpatient Surgery Cases ......................          136,400           135,500           271,900           270,900
               % Change ...............................              0.6%                                0.3%
         Outpatient Surgery Cases .....................          216,200           213,000           427,200           420,500
               % Change ...............................              1.5%                                1.6%

         Emergency Room Visits ........................        1,345,600         1,309,600         2,737,400         2,606,500
               % Change ...............................              2.7%                                5.0%

         Outpatient Revenues as a
               Percentage of Patient Revenues .........             37.5%             37.1%             36.5%             36.6%

         Average Length of Stay .......................              4.9               5.0               5.0               5.0

         Occupancy ....................................             52.6%             53.3%             55.0%             55.1%
         Equivalent Occupancy .........................             79.9%             79.3%             82.2%             81.0%

     SAME FACILITY:
         Admissions ...................................          406,300           407,600           837,500           834,800
               % Change ...............................             -0.3%                                0.3%
         Equivalent Admissions ........................          613,900           606,900         1,248,800         1,228,000
               % Change ...............................              1.2%                                1.7%
         Revenue per Equivalent Admission .............     $      9,790      $      9,494      $      9,724      $      9,467
               % Change ...............................              3.1%                                2.7%
         Inpatient Revenue per Admission ..............     $      9,211      $      8,787      $      9,116      $      8,722
               % Change ...............................              4.8%                                4.5%

         Inpatient Surgery Cases ......................          136,500           134,300           271,300           269,000
               % Change ...............................              1.7%                                0.8%
         Outpatient Surgery Cases .....................          212,400           209,800           420,100           414,200
               % Change ...............................              1.2%                                1.4%

         Emergency Room Visits ........................        1,338,900         1,294,300         2,724,200         2,578,200
               % Change ...............................              3.4%                                5.7%

NUMBER OF CONSOLIDATED AND
NON-CONSOLIDATED (50/50 EQUITY
JOINT VENTURES) HOSPITALS:

         Consolidated .................................              183               183               183               183
         Non-Consolidated (50/50 Equity
               Joint Ventures) ........................                7                 7                 7                 7
                                                            ------------      ------------      ------------      ------------

         Total Number of Hospitals ....................              190               190               190               190
                                                            ------------      ------------      ------------      ------------